UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2008

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio	44105
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 441-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principals Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On August 11, 2008, the Compensation Committee of TFS Financial Corporation (the “Company”) approved the granting of stock options and restricted stock unit awards to the executive officers of the Company listed below:

Executive Officer	Number of Options	Number of Restricted Stock Units
Marc A. Stefanski	2,530,700	701,800
John P. Ringenbach	126,500	35,100
Marianne Piterans	126,500	35,100
Ralph M. Betters	126,500	35,100
David S. Huffman	126,500	35,100

The grants were made in accordance with the terms of the 2008 Equity Incentive Plan (the “Plan”), which was approved by the stockholders of the Company at its May 29, 2008 special meeting of stockholders, and the terms of the forms of nonqualified stock option and restricted stock unit award agreements attached as Exhibits 10.1, 10.2 and 10.3, hereto, which are incorporated herein by reference. The options vest 25% on each of the fourth through seventh anniversaries of the date of grant, and have an exercise price of $11.74 per share, which was the final reported sales price of the Company’s common stock on August 11, 2008, the date of the grant.

The restricted stock unit awards are similar to restricted stock awards, but do not have voting rights and no shares of common stock are issued prior to settlement. Vested restricted stock units will be settled in shares of Company common stock following the participant’s termination of service with the Company or upon any earlier change in control (as described below). Restricted stock units vest 10% on each of the third through ninth anniversaries of the date of grant and 30% on the tenth anniversary of the date of grant.

The vesting of the options and restricted stock units accelerates upon death, disability, retirement, or following a change in control (as such terms are defined in the Plan or the form of award agreement). If the employment of the grantee terminates prior to any change in control for any reason other than the foregoing reasons, all unvested stock options and restricted stock units held by the grantee at the date of termination will be forfeited. The restricted stock units are entitled to dividend equivalent rights, which accrue on dividend record dates. Dividend equivalent rights represent the right to receive cash payments equal in value to the amount of any cash dividend paid per share of common stock of the Company, multiplied by the number of shares of stock underlying the restricted stock units.

Including the options and restricted stock units granted with respect to the above-named officers, a total of 4,133,575 options and 1,280,950 restricted stock units were granted to associates of the Company.

Each director of the Company, other than Marc A. Stefanski and Marianne Piterans, was granted 50,000 restricted stock units. These restricted stock units vest in equal installments over a five-year period, commencing one year from the date of the grant (August 11, 2009). These restricted stock units will be settled in shares of Company common stock upon vesting. The vesting of these restricted stock units accelerates upon death, disability, retirement, or following a change in control (as such terms are defined in the Plan or the form of award agreement). For purposes of these awards to the directors, retirement is defined as cessation of board service other than for cause after attaining age 72. The other terms of these restricted stock unit awards are consistent with the terms of the grants made to the Company’s executive officers as previously described.

Item 9.01	Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1	Form of Nonqualified Stock Option Award Agreement (Officer)

10.2	Form of Restricted Stock Unit Award Agreement (Director)

10.3	Form of Restricted Stock Unit Award Agreement (Officer)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)

Date: August 13, 2008	By:	/s/ David S. Huffman
David S. Huffman
Chief Financial Officer